Exhibit 99.1
RTSR Peer Group Constituent Companies

The full list of companies comprising the RTSR peer group for the PSUs granted for the 2016-2018 performance period is provided below:

ACCURIDE CORP.	INTEGRATED ELECTRICAL SVCS
ALLIED MOTION TECHNOLOGIES	INTERNATIONAL WIRE GRP HLDGS
AMERESCO INC.	INTERSECTIONS INC.
API TECHNOLOGIES CORP.	JASON INDUSTRIES INC.
ARC DOCUMENT SOLUTIONS INC.	KADANT INC.
ARGAN INC.	KEYW HOLDING CORP.
BARRETT BUSINESS SVCS INC.	KIMBALL INTERNATIONAL - CL B
BLOUNT INTL INC.	KRATOS DEFENSE & SECURITY
BMC STOCK HOLDINGS INC.	LAWSON PRODUCTS
CAI INTERNATIONAL INC.	LAYNE CHRISTENSEN CO.
CASELLA WASTE SYS INC. - CL A	LMI AEROSPACE INC.
CDI CORP.	LSI INDUSTRIES INC.
CECO ENVIRONMENTAL CORP.	MANITEX INTERNATIONAL INC.
CELADON GROUP INC.	MILLER INDUSTRIES INC./TN
CENVEO INC.	MYR GROUP INC.
CIVEO CORP.	NEFF CORP.
COLUMBUS MCKINNON CORP.	NN INC.
COMMERCIAL VEHICLE GROUP INC.	NORTHWEST PIPE CO.
CONRAD INDUSTRIES INC.	ORION MARINE GROUP INC.
COVENANT TRANSPORTATION GROUP	P.A.M. TRANSPORTATION SVCS
CRA INTERNATIONAL INC.	PANGAEA LOGISTICS SOLUTIONS
CYPRESS ENERGY PARTNERS LP	PARK OHIO HOLDINGS CORP.
DOUGLAS DYNAMICS INC.	POWELL INDUSTRIES INC.
DUCOMMUN INC.	POWER SOLUTIONS INTL INC.
DXP ENTERPRISES INC.	POWERSECURE INTL INC.
ENNIS INC.	PREFORMED LINE PRODUCTS CO.
ENPHASE ENERGY INC.	RADIANT LOGISTICS INC.
FOSTER (LB) CO.	REPUBLIC AIRWAYS HLDGS INC.
FRANKLIN COVEY CO.	SL INDUSTRIES INC.
FREIGHTCAR AMERICA INC.	SPARTON CORP.
FURMANITE CORP.	STARRETT (L.S.) CO. - CL A
GENERAL FINANCE CORP/DE	STERLING CONSTRUCTION CO INC.
GLOBAL BRASS & COPPER HLDGS	SUPREME INDUSTRIES INC.
GREAT LAKES DREDGE & DOCK CP	TITAN INTERNATIONAL INC.
GP STRATEGIES CORP.	TITAN MACHINERY INC.
HARDINGE INC.	TRC COS INC.
HC2 HOLDINGS INC.	TWIN DISC INC.
HERITAGE-CRYSTAL CLEAN INC.	UNIVERSAL TRUCKLOAD SERVICES
HILL INTERNATIONAL INC.	USA TRUCK INC.
HOUSTON WIRE & CABLE CO.	VECTRUS INC.
HUDSON GLOBAL INC.	VICOR CORP.
HURCO COMPANIES INC.	VOLT INFO SCIENCES INC.
HUTTIG BUILDING PRODUCTS INC.	VSE CORP.
INNERWORKINGS INC.	XERIUM TECHNOLOGIES INC.
INSTEEL INDUSTRIES